Exhibit 10.1
CLOUDFLARE, INC.
2019 EQUITY INCENTIVE PLAN
NOTICE OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AND PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
Capitalized terms that are not defined in this Notice of Performance-Based Restricted Stock Unit Award and Performance-Based Restricted Stock Unit Agreement (the “Notice of Grant”), the General Terms and Conditions of Performance-Based Restricted Stock Unit Award attached hereto as Exhibit A, the Country-Specific Terms and Conditions of Performance-Based Restricted Stock Unit Award attached hereto as Exhibit B, Appendix 1 or any other exhibits or appendices to these documents (all together, the “Agreement”) have the meanings given to them in the Cloudflare, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”).
The Participant has been granted this performance-based Restricted Stock Unit (“RSU”) award according to the terms below and subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant	[NAME]

Participant I.D.	--

Grant Number	--

Grant Date	[GRANT DATE]

Number of RSUs Granted	[Number of RSUs Granted]*

Performance Period End Date	[DATE that is the day prior to 7-year anniversary of Grant Date]
*For purposes of clarity: the Number of RSUs Granted is subject to adjustments pursuant to Section 12(a) of the Plan.
Vesting Requirements:
Subject to the terms and conditions of this Agreement and the Plan, the number of RSUs in which Participant will become eligible to vest is based upon the achievement of the performance-based vesting criteria and continued status as a Service Provider as set forth in the Performance and Vesting Terms attached hereto as Appendix 1. Except as provided in, and subject to the terms of, Section 5 of Exhibit A of the Agreement and Appendix 1 to the Agreement, in the event Participant ceases to be a Service Provider for any or no reason before Participant vests in the RSUs, the RSUs and Participant’s right to acquire any Shares hereunder will terminate immediately.
The Participant’s signature below indicates that:
(i)He or she agrees that this RSU award is granted under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.

(ii)He or she understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the Plan or his or her acquisition or sale of Shares.
(iii)He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisors prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal, and financial advisors before taking any action related to the Plan.
(iv)He or she will need to provide a second signature on this Notice of Grant if he or she is a resident of any country in the European Union or European Economic Area, Switzerland or the United Kingdom.
(v)He or she will notify the Company of any change to the contact address below.
PARTICIPANT     [NAME]
Signature:
Address:        --

PLEASE ALSO SIGN BELOW IF YOU ARE A RESIDENT OF ANY COUNTRY IN THE EUROPEAN UNION OR EUROPEAN ECONOMIC AREA, SWITZERLAND OR THE UNITED KINGDOM:
By accepting the Agreement and providing an additional signature below, the Participant declares that he or she expressly agrees with the data processing practices described in Section 11 of the Terms and Conditions of Restricted Stock Unit Award and consents to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned in Section 11 of the Terms and Conditions of Restricted Stock Unit Award, including recipients located in countries which do not provide an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described in Section 11 of the Terms and Conditions of Restricted Stock Unit Award. The Participant understands that providing his or her signature below is a condition of receiving the RSU award and that the Company may forfeit the RSU award if a signature is not obtained. The Participant understands that he or she may withdraw consent at any time with future effect for any or no reason as described in Section 11 of the Terms and Conditions of Restricted Stock Unit Award.
PARTICIPANT: ____________________________________________________________________

EXHIBIT A
TERMS AND CONDITIONS OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD
1.Grant. The Company grants the Participant an award of RSUs as described in the Notice of Grant. Except as set forth in this Agreement, if there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing these RSUs, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing these RSUs.
2.Company’s Obligation to Pay. Each RSU is a right to receive a Share on the date it vests. Until an RSU vests, the Participant has no right to payment of the Share. Before a vested RSU is paid, the RSU is an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. A vested RSU will be paid to the Participant (or in the event of his or her death, to his or her estate or such other person as specified in Section 6 below) in a whole Share no later than 60 days following the vesting date (or, if earlier, no later than March 15 of the calendar year following the calendar year in which occurs the first date on which the applicable RSU is no longer subject to a substantial risk of forfeiture for purposes of Section 409A)), subject to him or her satisfying any withholding obligations for Tax-Related Items (as defined in Section 7 below) and any delay in payment required under Section 7 below. The Participant cannot specify (directly or indirectly) the taxable year of the payment of any vested RSU under this Agreement.
3.Vesting. These RSUs will vest only under the Vesting Requirements in the Notice of Grant and Appendix 1 or Section 4 of this Agreement. Except as provided in, and subject to the terms of, Section 5 and Appendix 1 to the Agreement, RSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. The Administrator may modify the Vesting Requirements according to its authority under the Plan if the Participant takes a leave of absence or has a reduction in hours worked.
4.Administrator Discretion. The Administrator has the discretion to accelerate the vesting of any RSUs at any time, subject to the terms of the Plan. In that case, those RSUs will be vested as of the date specified by the Administrator.
5.Forfeiture upon Termination of Status as a Service Provider. Except as provided in Appendix 1, upon the Participant’s termination as a Service Provider for any reason, these RSUs will immediately stop vesting and any of these RSUs that have not yet vested will be forfeited by the Participant upon: (a) the 30th day following the Termination of Status Date (or any earlier date on or following the Termination of Status Date determined by the Administrator or as provided in Appendix 1) if the Participant’s termination as a Service Provider is due to the Participant’s death or (b) except as provided in Appendix 1, the Termination of Status Date if the Participant’s termination as a Service Provider is for any reason other than the Participant’s death. The date of the Participant’s termination as a Service Provider is detailed in Section 10(m) below.
6.Death of Participant. Any distribution or delivery to be made to the Participant under this Agreement will, if he or she is then deceased, be made to the administrator or executor of his or her estate or, if the Administrator permits, his or her designated beneficiary, provided such designation is valid under Applicable Laws. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.
7.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the member of the Company Group which employs the Participant or for which the Participant is otherwise providing services (the “Service Recipient”), the ultimate liability for all income tax, social insurance contributions, payroll tax, fringe benefits tax, payment on account, and other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions paid on the Shares, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax-withholding event, as applicable, the Participant agrees to make arrangements satisfactory to the Company and/or the Service Recipient to satisfy any withholding obligations or rights the Company and/or the Service Recipient may have for Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Service Recipient to satisfy any applicable withholding obligation for Tax-Related Items by one or a combination of the following:
(i)withholding from wages or other cash compensation payable to the Participant by the Company or the Service Recipient;
(ii)requiring the Participant to make a cash payment;
(iii)withholding from proceeds of the sale of Shares to be issued upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent);
(iv)withholding Shares otherwise deliverable to the Participant upon settlement of the RSUs; and
(v)any other method acceptable to the Company and permitted under the Plan and Applicable Laws, provided, however, that if the Participant is an officer of the Company within the meaning of Section 16 of the Exchange Act, the obligation for Tax-Related Items will be satisfied only by one or a combination of methods (i), (ii), (iii) and (v) above.
The Company and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory withholding rates or other withholding rates, including maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent amount in Shares), or, if not refunded, Participant may be able to seek a refund from the local tax authorities. In the event of under-withholding, Participant may be required to pay additional Tax-Related Items directly to the applicable tax authority. If the withholding obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of satisfying the Tax-Related Items.
(c)The Participant agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations for Tax-Related Items.
(d)This Section 7(d) does not apply if the Participant is not a U.S. income taxpayer.

(i)If the vesting of any RSUs is accelerated in connection with a termination of the Participant’s status as a Service Provider that is a “separation from service” within the meaning of Code Section 409A and (x) the Participant is a “specified employee” within the meaning of Code Section 409A at that time and (y) the payment of such accelerated RSUs would result in the imposition of additional tax under Code Section 409A if paid to the Participant within the 6-month period following such termination, then the accelerated RSUs will not be paid until the first day after the 6-month period ends.
(ii)If the Participant’s status as a Service Provider terminates due to death or the Participant dies after he or she stops being a Service Provider, the delay under subsection (i) above will not apply, and these RSUs will be paid in Shares to the Participant’s estate (or such other person as specified in Section 6 above) as soon as practicable.
(iii)All payments and benefits under this Agreement are intended to be exempt from Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that none of these RSUs or Shares issuable upon the vesting of RSUs will be subject to the additional tax imposed under Code Section 409A, and any ambiguities or ambiguous terms will be interpreted according to that intent. In no event will any member of the Company Group have any obligation or liability to reimburse, indemnify, or hold harmless the Participant for any taxes imposed, or other costs incurred, as a result of Code Section 409A.
(iv)Each payment under this Agreement is a separate payment under Treasury Regulations Section 1.409A-2(b)(2).
8.Forfeiture or Clawback. These RSUs (including any proceeds, gains or other economic benefit received by the Participant from any subsequent sale of Shares issued upon payment of the RSUs) will be subject to any compensation recovery or clawback policy implemented by the Company before the date of this Agreement and any policy referred to in Section 15(b) of the Plan. This includes any clawback policy adopted to comply with the requirements of Applicable Laws.
9.Rights as Stockholder. The Participant’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.
10.Nature of Grant. In accepting the RSU award, the Participant acknowledges, understands and agrees that:
(a)THE VESTING OF THE RSUS IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER (EXCEPT AS PROVIDED IN APPENDIX 1) AND MEETING THE REQUIREMENTS SET FORTH IN APPENDIX 1;
(b)BEING HIRED OR BEING GRANTED THESE RSUS WILL NOT RESULT IN VESTING OF THE RSUS;
(c)THE RSUS AND THIS AGREEMENT DO NOT CREATE ANY EMPLOYMENT OR SERVICE CONTRACT WITH THE COMPANY OR ANY OTHER MEMBER OF THE COMPANY GROUP;
(d)THE RSUS AND THIS AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND DO NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE SERVICE RECIPIENT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS;

(e)THE PARTICIPANT ACCEPTS THAT ALL GOOD FAITH DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR REGARDING THE PLAN AND AWARDS UNDER THE PLAN ARE BINDING, CONCLUSIVE, AND FINAL. NO MEMBER OF THE ADMINISTRATOR WILL BE PERSONALLY LIABLE FOR ANY SUCH DECISIONS OR INTERPRETATIONS.
(f)THE PLAN IS ESTABLISHED VOLUNTARILY BY THE COMPANY, IS DISCRETIONARY IN NATURE, AND MAY BE AMENDED, SUSPENDED, OR TERMINATED BY THE COMPANY AT ANY TIME, TO THE EXTENT PERMITTED BY THE PLAN;
(g)THE GRANT OF THE RSUS IS VOLUNTARY AND OCCASIONAL, AND DOES NOT CREATE ANY CONTRACTUAL OR OTHER RIGHT TO RECEIVE ANY FUTURE GRANTS OF RESTRICTED STOCK UNITS OR ANY OTHER BENEFITS IN LIEU OF RESTRICTED STOCK UNITS, EVEN IF RESTRICTED STOCK UNITS HAVE BEEN GRANTED IN THE PAST;
(h)ALL DECISIONS REGARDING FUTURE AWARDS WILL BE IN THE COMPANY’S SOLE DISCRETION;
(i)THE PARTICIPANT IS VOLUNTARILY PARTICIPATING IN THE PLAN;
(j)THE RSUS AND ANY SHARES UNDERLYING THE RSUS, AND THE INCOME FROM AND VALUE OF THE RSUS AND SUCH SHARES, ARE NOT INTENDED TO REPLACE ANY PENSION RIGHTS OR COMPENSATION;
(k)THE RSUS AND ANY SHARES UNDERLYING THE RSUS, AND THE INCOME FROM AND VALUE OF THE RSUS AND SUCH SHARES, ARE NOT PART OF NORMAL OR EXPECTED COMPENSATION OF THE PARTICIPANT FOR ANY PURPOSES INCLUDING, BUT NOT LIMITED TO, CALCULATING ANY SEVERANCE, RESIGNATION, TERMINATION, REDUNDANCY, DISMISSAL, END-OF-SERVICE PAYMENTS, BONUSES, HOLIDAY PAY, LONG-SERVICE AWARDS, PENSION OR RETIREMENT OR WELFARE BENEFITS, OR SIMILAR PAYMENTS;
(l)THE FUTURE VALUE OF THE SHARES UNDERLYING THE RSUS IS UNKNOWN, INDETERMINABLE, AND CANNOT BE PREDICTED WITH CERTAINTY;
(m)FOR PURPOSES OF THE RSUS, THE PARTICIPANT’S TERMINATION OF STATUS DATE WILL BE THE DATE THE PARTICIPANT IS NO LONGER ACTIVELY PROVIDING SERVICES TO THE COMPANY OR ANY MEMBER OF THE COMPANY GROUP (REGARDLESS OF THE REASON FOR SUCH TERMINATION AND WHETHER OR NOT THE TERMINATION IS LATER FOUND TO BE INVALID OR IN BREACH OF EMPLOYMENT LAWS IN THE JURISDICTION WHERE THE PARTICIPANT IS A SERVICE PROVIDER OR THE TERMS OF HIS OR HER EMPLOYMENT OR SERVICE AGREEMENT, IF ANY), AND WILL BE EXTENDED BY ANY NOTICE PERIOD (E.G., THE PARTICIPANT’S PERIOD OF SERVICE WOULD INCLUDE ANY CONTRACTUAL NOTICE PERIOD OR ANY PERIOD OF “GARDEN LEAVE” OR SIMILAR PERIOD MANDATED UNDER EMPLOYMENT LAWS IN THE JURISDICTION WHERE THE PARTICIPANT IS A SERVICE PROVIDER OR THE TERMS OF THE PARTICIPANT’S EMPLOYMENT OR SERVICE AGREEMENT, IF ANY) UNLESS THE ADMINISTRATOR, IN ITS SOLE DISCRETION, OTHERWISE DETERMINES THAT SUCH NOTICE PERIOD WILL NOT BE INCLUDED IN THE PARTICIPANT’S PERIOD OF SERVICE; THE ADMINISTRATOR SHALL HAVE THE EXCLUSIVE DISCRETION TO DETERMINE WHEN THE PARTICIPANT IS NO LONGER ACTIVELY PROVIDING SERVICES FOR PURPOSES OF THE RSUS (INCLUDING WHETHER THE PARTICIPANT MAY STILL BE CONSIDERED TO BE PROVIDING SERVICES WHILE ON A LEAVE OF ABSENCE);
(n)UNLESS OTHERWISE AGREED WITH THE COMPANY, THE RSUS AND THE SHARES UNDERLYING THE RSUS, AND THE INCOME FROM AND VALUE OF THE RSUS AND SUCH

SHARES, ARE NOT GRANTED AS CONSIDERATION FOR, OR IN CONNECTION WITH, THE SERVICE THE PARTICIPANT MAY PROVIDE AS A DIRECTOR OF A MEMBER OF THE COMPANY GROUP;
(o)NO CLAIM OR ENTITLEMENT TO COMPENSATION OR DAMAGES SHALL ARISE FROM ANY FORFEITURE OF RSUS RESULTING FROM THE TERMINATION OF THE PARTICIPANT’S STATUS AS A SERVICE PROVIDER FOR ANY REASON WHATSOEVER, WHETHER OR NOT LATER FOUND TO BE INVALID OR IN BREACH OF EMPLOYMENT LAWS IN THE JURISDICTION WHERE HE OR SHE IS A SERVICE PROVIDER OR THE TERMS OF HIS OR HER EMPLOYMENT OR SERVICE AGREEMENT, IF ANY;
(p)UNLESS OTHERWISE PROVIDED IN THE PLAN OR BY THE COMPANY IN ITS DISCRETION, THE RSUS AND THE BENEFITS EVIDENCED BY THIS AGREEMENT DO NOT CREATE ANY ENTITLEMENT TO HAVE THE RSUS OR ANY SUCH BENEFITS TRANSFERRED TO, OR ASSUMED BY, ANOTHER COMPANY NOR TO BE EXCHANGED, CASHED OUT OR SUBSTITUTED FOR, IN CONNECTION WITH ANY CORPORATE TRANSACTION AFFECTING THE COMMON STOCK; AND
(q)IF THE PARTICIPANT WORKS OR RESIDES OUTSIDE THE U.S., NEITHER THE COMPANY, THE SERVICE RECIPIENT NOR ANY OTHER MEMBER OF THE COMPANY GROUP SHALL BE LIABLE FOR ANY FOREIGN EXCHANGE RATE FLUCTUATION BETWEEN THE PARTICIPANT’S LOCAL CURRENCY AND THE UNITED STATES DOLLAR THAT MAY AFFECT THE VALUE OF THESE RSUS OR OF ANY AMOUNTS DUE TO HIM OR HER FROM THE PAYMENT OF THESE RSUS OR THE SUBSEQUENT SALE OF ANY SHARES ACQUIRED UPON SUCH PAYMENT.
11.Data Privacy Information and Consent.
(a)Data Collection and Usage. The Company and the Service Recipient collect, process and use certain personal information about the Participant, including, but not limited to, his or her name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all awards granted under the Plan or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The legal basis, where required, for the processing of Data is the Participant’s consent.
(b)Stock Plan Administration Service Providers. The Company transfers Data to E*TRADE Financial Corporate Services, Inc. and certain of its affiliated companies (“E*TRADE”), an independent service provider based in the United States which is assisting the Company with the implementation, administration and management of the Plan, and as processor of all payments received or made by or on behalf of the Company. The Company transfers Data to Computershare Inc. and its affiliated company, Computershare Trust Company, N.A., a federally chartered trust company (“Computershare”) as its sole transfer agent and registrar of Shares, which may assist the Company with the administrator of the Plan. The Company may select a different service provider or additional service providers and share Data with such other service providers in a similar manner. The Participant may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.
(c)International Data Transfers. The Company, E*TRADE and Computershare are based in the United States. The Participant’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis for the transfer of Data, where required, is the Participant’s consent.

(d)Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond the Participant’s service relationship. When the Company or the Service Recipient no longer need Data for any of the above purposes, they will cease processing it in this context and remove it from all of their systems used for such purposes, to the fullest extent possible.
(e)Voluntariness and Consequences of Consent, Denial or Withdrawal. Participation in the Plan is voluntary and the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if he or she later seeks to revoke the consent, the Participant’s compensation from or service relationship with the Service Recipient will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant the Participant the RSUs or other awards under the Plan or administer or maintain such awards.
(f)Data Subject Rights. The Participant may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Participant can contact his or her local human resources representative.
(g)Additional Consents. Upon request of the Company or the Service Recipient, the Participant agrees to provide an executed data privacy consent form to the Company and/or the Service Recipient (or any other agreements or consents that may be required by the Company and/or the Service Recipient) that the Company and/or the Service Recipient may deem necessary to obtain from the Participant for the purpose of administering his or her participation in the Plan in compliance with the applicable data privacy laws, either now or in the future. The Participant understands and agrees that he or she will not be able to participate in the Plan if the Participant fails to provide any such consent or agreement requested by the Company and/or the Service Recipient.
12.Miscellaneous.
(a)Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at Cloudflare, Inc., 101 Townsend Street, San Francisco, CA 94107, United States of America, until the Company designates another address in writing.
(b)Language. The Participant acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version will control.
(c)Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to accept awards (including RSUs) granted under the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company, now or in the future. The Participant must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.
(d)Non-Transferability of RSUs. These RSUs may not be transferred other than by will or the laws of descent or distribution.

(e)Binding Agreement. If any RSUs are transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.
(f)Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Common Stock, the Company shall not be required to deliver any Shares issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the Common Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares subject to the RSUs with the SEC, any other U.S. or non-U.S. federal or state securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of Shares. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and this Agreement without the Participant’s consent to the extent necessary to comply with Applicable Laws.
(g)Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(h)Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
(i)Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of this Agreement.
(j)Country-Specific Terms and Conditions. These RSUs are subject to any additional terms and conditions set forth in the Country-Specific Terms and Conditions of Restricted Stock Unit Award attached hereto as Exhibit B for the Participant’s country. If the Participant relocates to a country included in the Country-Specific Terms and Conditions of Restricted Stock Unit Award, such terms and conditions for that country will apply to him or her to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons. The Country-Specific Terms and Conditions of Restricted Stock Unit Award constitute part of this Agreement.
(k)Choice of Law; Choice of Forum. The Plan, this Agreement, these RSUs, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law that would result in the application of laws of any other jurisdiction. For purposes of litigating any dispute that arises under the Plan, the Participant’s acceptance of these RSUs is his or her consent to the exclusive jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted exclusively in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.
(l)Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with these RSUs, or to comply with other Applicable Laws.
(m)Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by him or her.
(n)Insider Trading Restrictions/Market Abuse Laws. By accepting the RSU award, the Participant acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s or his or her broker’s country or the country in which the Shares are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” (or any term of similar applicability) regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees, and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.
(o)Foreign Asset/Account, Exchange Control and Tax Requirements. Depending on the Participant’s country, the Participant may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect the Participant’s ability acquire or hold RSUs or Shares under the Plan or cash received from participating in the Plan (including dividends and the proceeds arising from the sale of Shares) in a brokerage/bank account outside the Participant’s country. The Applicable Laws may require that he or she report such RSUs, Shares, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to the Participant’s country within a certain time period or according to certain procedures. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal legal advisor to ensure compliance with applicable laws.
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EXHIBIT B
COUNTRY-SPECIFIC TERMS AND CONDITIONS OF PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD
Terms and Conditions
These Country-Specific Terms and Conditions of Performance-Based Restricted Stock Unit Award (“Country-Specific Terms and Conditions”) include additional terms and conditions that govern the RSUs granted to the Participant under the Plan if he or she works and/or resides in one of the countries listed below. If the Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the RSUs are granted, or is considered a resident of another country for local law purposes, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will apply to the Participant.
Notifications
These Country-Specific Terms and Conditions may also include information regarding certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of November 2021. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information in these Country-Specific Terms and Conditions as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant vests in the RSUs or sells Shares acquired under the Plan.
In addition, the information contained in these Country-Specific Terms and Conditions is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Participant should seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working and/or residing, transfers to another country after the RSUs are granted, or is considered a resident of another country for local law purposes, the information in these Country-Specific Terms and Conditions may not apply to him or her in the same manner.
AUSTRALIA
Notifications
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).
Securities Law Information. This offer of RSUs is being made under Division 1A Part 7.12 of the Corporations Act of 2001 (Cth). If the Participant offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on applicable disclosure obligations prior to making any such offer.
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for the Participant. If there is no Australian bank involved in the transfer, the Participant will have to file the report.

BELGIUM
Notifications
Exchange Control Information. The Participant is required to report to the National Bank of Belgium with account details of any foreign securities or bank accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under the Kredietcentrales / Centrales des crédits caption.
CANADA
Terms and Conditions
RSUs Settled Only in Shares. Notwithstanding any discretion in Section 6(d) of the Plan, RSUs shall be settled in Shares only.
Termination of Status Date. The following provisions replace Section 10(m) of the Terms and Conditions of Restricted Stock Unit Award:
For purposes of the RSUs, the Participant’s Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws or rules in the jurisdiction where the Participant is a Service Provider or the terms of his or her employment or service agreement, if any) will be the date that is the earliest of:
(a)the date the Participant’s ceases to be a Service Provider,
(b)the date that the Participant receives notice of his or her termination as a Service Provider, or
(c)the date the Participant is no longer actively providing services to the Company or any member of the Company Group, but such date will be extended by any notice period or period of pay in lieu of such notice or related payments or damages provided or required under applicable laws in the Participant’s jurisdiction (including, but not limited to statutory law, regulatory law and/or common law), unless the Administrator, in its sole discretion, otherwise determines that such notice or other pay in lieu of notice period will not be included in the Participant’s period of service.
Except to the extent provided by Appendix 1, the Participant will not be entitled to any pro-rata vesting for that portion of time before the Termination of Status Date, nor will the Participant be entitled to any compensation for lost vesting. The Administrator will have the exclusive discretion to determine when the Termination of Status Date occurs (including whether the Participant may still be considered to be actively providing services while on a leave of absence).
The following provisions will apply if the Participant is a resident of Quebec:
French Language Documents. The following provisions supplement Section 12(b) of the Terms and Conditions of Restricted Stock Unit Award:
A French translation of this Agreement and the Plan have been made available to the Participant. The Participant understands that, from time to time, additional information related to the Plan may be provided in English and such information may not be immediately available in French. However, upon request, the Company will provide a translation of such information into French as soon as reasonably practicable. Notwithstanding anything to the contrary in the Plan or this Agreement, and unless the Participant indicates otherwise, the French translation of this Agreement and the Plan will govern the Participant’s participation in the Plan. If the Participant transfers residency outside of Quebec, the English version of this Agreement and the Plan will govern the Participant’s participation in the Plan.
Data Privacy. The following provisions supplement Section 11 of the Terms and Conditions of Restricted Stock Unit Award:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel involved in the administration and operation of the Plan. The Participant further authorizes the Company and any member of the Company Group and the administrators of the Plan to disclose and discuss the Plan with their advisors. The Participant acknowledges and agrees that the Participant’s personal information, including sensitive personal information, may be transferred or disclosed outside the Province of Quebec, including to the United States. The Participant further authorizes the Company and any member of the Company Group to record such information and to keep such information in the Participant’s employee file. The Participant also acknowledges and authorizes the Company and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.
Notifications
Securities Law Information. The Participant will not be permitted to sell or otherwise dispose of the Shares acquired upon vesting of the RSUs within Canada. The Participant will only be permitted to sell or dispose of any Shares if such sale or disposal takes place outside of Canada on the facilities on which such Shares are traded.
CHINA
Terms and Conditions
The following provisions apply only to Participants who are subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:
Award Conditioned on Satisfaction of Regulatory Obligations. In addition to the vesting requirements set forth in the Notice of Grant and the Agreement, settlement of the RSUs is also conditioned on the Company’s completion of a registration of the Plan and the RSUs with SAFE and on the continued effectiveness of such registration. If or to the extent the Company does not complete the registration or maintain the registration, no Shares shall be issued pursuant to the RSUs, and the Company may decide to cancel and forfeit any outstanding RSUs if it determines that it is not feasible or practical to complete or maintain a SAFE registration.
Shares Must Remain With Company’s Broker. The Participant agrees to hold any Shares received upon settlement of the RSUs with the broker designated by the Company for this purpose until the Shares are sold. The limitation shall apply to all Shares issued to the Participant under the Plan, whether or not the Participant remains a Service Provider.
Forced Sale of Shares. The Company has the discretion to arrange for the sale of the Shares issued upon settlement of the RSUs, either immediately upon settlement or at any time thereafter. In any event, if the Participant’s status as a Service Provider is terminated, the Participant will be required to sell all Shares acquired upon settlement of the RSUs within such time period as required by the Company in accordance with SAFE requirements. Any Shares remaining in the brokerage account at the end of this period shall be sold by the broker (on behalf of the Participant without further consent). The Participant agrees to sign any additional agreements, forms and/or consents that reasonably may be requested by the Company (or the Company’s broker) to effectuate the sale of Shares (including, without limitation, as to the transfer of the sale proceeds and other exchange control matters noted below) and shall otherwise cooperate with the Company with respect to such matters. The

Participant acknowledges that neither the Company nor the broker is under any obligation to arrange for the sale of Shares at any particular price and that broker’s fees and similar expenses may be incurred in any such sale. In any event, when the Shares are sold, the sale proceeds, less any withholding for Tax-Related Items, any broker’s fees or commissions, and any similar expenses of the sale will be remitted to the Participant in accordance with applicable exchange control laws and regulations.
Exchange Control Restrictions. The Participant understands and agrees that the Participant will be required to immediately repatriate to China the proceeds from the sale of any Shares acquired under the Plan and any cash dividends paid on such Shares. The Participant further understands that such repatriation of proceeds may need to be effected through a special bank account established by the Company (or another member of the Company Group), and the Participant hereby consents and agrees that any sale proceeds and cash dividends may be transferred to such special account by the Company (or another member of the Company Group) on the Participant’s behalf prior to being delivered to the Participant and that no interest shall be paid with respect to funds held in such account.
The proceeds may be paid to the Participant in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid to the Participant in U.S. dollars, the Participant understands that a U.S. dollar bank account in China must be established and maintained so that the proceeds may be deposited into such account. If the proceeds are paid to the Participant in local currency, the Participant acknowledges that the Company (or any other member of the Company Group) is under no obligation to secure any particular exchange conversion rate and that the Company (or any other member of the Company Group) may face delays in converting the proceeds to local currency due to exchange control restrictions. The Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the net proceeds are converted into local currency and distributed to the Participant. The Participant further agrees to comply with any other requirements that may be imposed by the Company (or any other member of the Company Group) in the future in order to facilitate compliance with exchange control requirements in China.
Administration. The Company (or any other member of the Company Group) shall not be liable for any costs, fees, lost interest or dividends or other losses that the Participant may incur or suffer resulting from the enforcement of the terms of these Country-Specific Terms and Conditions or otherwise from the Company’s operation of the Plan, the Agreement, the Notice of Grant and the RSUs in accordance with any Applicable Laws.
DENMARK
Terms and Conditions
Danish Stock Option Act. If the Participant is an employee at the time of grant or the Danish Stock Option Act otherwise applies to the grant of RSUs, by accepting the RSUs, the Participant acknowledges that the Participant has received the Employer Statement in Danish, which is provided to comply with the Danish Stock Option Act.
FRANCE
Terms and Conditions
French Language Provision. By accepting the RSUs, the Participant confirms having read and understood the Agreement, the Notice of Grant and the Plan, including all terms and conditions included therein, which were provided in the English language.  The Participant accepts the terms of those documents accordingly.
En acceptant les droits sur des actions assujettis à restrictions (« Restricted Stock Units »), le Participant confirme avoir lu et compris la Convention, l’Avis d’Attribution et le Plan, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Notifications
Tax Information. The Participant understands that the RSUs are not intended to qualify for special tax or social security treatment in France.
GERMANY
Notifications
Exchange Control Information. German residents must report cross-border payments in excess of €12,500 on a monthly basis to the German Federal Bank (Bundesbank). In case of payments in connection with securities (including proceeds realized upon the sale of Shares), the report must be filed electronically by the fifth day of the month following the month in which the payment was received. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English.
INDIA
Notifications
Exchange Control Information. The Participant understands that, due to exchange control restrictions in India, he or she is required to repatriate any proceeds from the sale of Shares and any dividends within such time as prescribed under applicable Indian exchange control laws as may be amended from time to time. The Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the funds and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Service Recipient requests proof of repatriation. It is the Participant’s responsibility to comply with applicable exchange control laws in India.
ISRAEL
Terms and Conditions
The following provisions apply if the Participant is an employee of the Company Group providing services in Israel at the time the RSUs vest:
Immediate Sale Restriction. Notwithstanding anything to the contrary in the Plan, the Notice of Grant or the Agreement, the Participant may be subject to an immediate forced sale restriction, pursuant to which all Shares acquired at vesting and settlement of the RSUs will be immediately sold. The Participant authorizes the Company to instruct its designated broker to assist with the mandatory sale of the Shares (on the Participant’s behalf pursuant to this authorization without further consent) and the Participant expressly authorizes such broker to complete the sale of such Shares. The Participant agrees to sign any forms and/or consents required by the Company’s designated broker to effectuate the sale of Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay to the Participant the cash proceeds from the sale, less any brokerage fees or commissions and any Tax-Related Items.
Notifications
Securities Law Information. This offer of RSUs does not constitute a public offering under the Securities Law, 1968.

Tax Information. The RSUs are not intended to qualify for tax qualified treatment in Israel, including without limitation, under Section 102 of the Israeli Ordinance and Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003.
JAPAN
Notifications
Exchange Control Information. If the Participant acquires Shares valued at more than JPY 100 million in a single transaction, the Participant must file a Securities Acquisition Report with the Ministry of Finance through the Bank of Japan within 20 days after the acquisition of the Shares. Participant should consult with his or her personal tax advisor to determine Participant’s reporting obligations.
KOREA
There are no country-specific provisions.
MEXICO
Terms and Conditions
Plan Document Acknowledgement. The following provisions supplement Section 10 of the Terms and Conditions of Restricted Stock Unit Award:
By accepting the RSU award, the Participant acknowledges that he or she has received a copy of the Plan, the Notice of Grant and the Agreement, including these Country-Specific Terms and Conditions, which he or she has reviewed. The Participant further acknowledges that he or she accepts all the provisions of the Plan, the Notice of Grant and the Agreement, including these Country-Specific Terms and Conditions. The Participant also acknowledges that he or she has read and specifically and expressly approves the terms and conditions set forth in Section 10 of the Terms and Conditions of Restricted Stock Unit Award, which clearly provides as follows:
(1)The Participant’s participation in the Plan does not constitute an acquired right;
(2)The Plan and the Participant’s participation in it are offered by the Company on a wholly discretionary basis;
(3)The Participant’s participation in the Plan is voluntary; and
(4)The Company and any other member of the Company Group are not responsible for any decrease in the value of the Shares granted under the Plan.
Labor Law Acknowledgement and Policy Statement. By accepting the RSU award, the Participant acknowledges that Cloudflare, Inc., with registered offices at 101 Townsend Street, San Francisco, California 94107, U.S.A., is solely responsible for the administration of the Plan. The Participant further acknowledges that his or her participation in the Plan, the grant of the RSUs and any acquisition of Shares under the Plan do not constitute an employment relationship or service contract between the Participant and the Company because the Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, the Participant expressly acknowledges that the Plan and the benefits that he or she may derive from participation in the Plan do not establish any rights between the Participant and the Service Recipient, and do not form part of the employment conditions and/or benefits provided by the Service Recipient, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment or other service relationship.

The Participant further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company and, therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation in the Plan at any time, without any liability to the Participant.
Finally, the Participant hereby declares that he or she does not reserve to him or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that he or she therefore grants a full and broad release to the Company and any other member of the Company Group, branches, representation offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.
Términos y Condiciones
Documento de Reconocimiento del Plan. Esta disposición suplementa la Sección 10 de los Términos y Condiciones de las Unidades de Acción Restringidas:
Al aceptar las Unidades de Acción Restringida, el Participante reconoce que ha recibido una copia del Plan, del Aviso de Otorgamiento y del Contrato, incluyendo estos Términos y Condiciones específicos para el País, y que han sido revisados por el o ella.. El Participante reconoce, además, que acepta todas las disposiciones del Plan, del Aviso de Otorgamiento, el Contrato incluyendo los Términos y Condiciones específicos para el País. El Participante también reconoce que ha leído y específica y expresamente aprueba los términos y condiciones establecidos en la Sección 10 de los Términos y Condiciones de las Unidades de Acción Restringidas que claramente establece lo siguiente:
(1)La participación del Participante en el Plan no constituye un derecho adquirido;
(2)El Plan y la participación del Participante en el Plan se ofrecen por la Compañía de manera totalmente discrecional; y
(3)La participación del Participante en el Plan es voluntaria. Y’
(4)La Compañía ni cualquier otro miembro del Grupo Corporativo serán responsables de cualquier pérdida de valor de las Acciones otorgadas bajo este Plan.
Reconocimiento de Ley Laboral y Declaración de Política. Al aceptar las Unidades de Acción Restringida, el Participante reconoce que Cloudflare, Inc., con oficinas registradas en 101 Townsend Street, San Francisco, California 94107, EE.UU., es únicamente responsable por la administración del Plan. Además, el Participante reconoce que su participación en el Plan, el otorgamiento de las Unidades de Acción Restringida y cualquier adquisición de Acciones de conformidad con el Plan no constituyen una relación laboral o un contrato de servicio entre el Participante y la Compañía, ya que el Participante está participando en el Plan sobre una base exclusivamente comercial. Con base en lo anterior, el Participante expresamente reconoce que el Plan y los beneficios que le deriven de la participación en el Plan no establecen derecho alguno entre el Participante y el Receptor de los Servicios y no forman parte de las condiciones de trabajo y/o prestaciones otorgadas por el Receptor de los Servicios o cualquier subsidiaria de la Compañía receptora de servicios, y cualquier modificación del Plan o su terminación no constituirá un cambio o deterioro de los términos y condiciones de empleo del Participante.
Además, el Participante entiende que su participación en el Plan es resultado de una decisión unilateral y discrecional de la Compañía y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar la participación del Participante en el Plan en cualquier momento, sin responsabilidad alguna para con el Participante.
Finalmente, el Participante en este acto manifiesta que no se reserva ninguna acción o derecho para interponer una demanda o reclamación en contra de la Compañía por cualquier compensación o daño o perjuicio en relación con cualquier disposición del Plan o los beneficios derivados del Plan y, en consecuencia, otorga un amplio y total finiquito a la Compañía, al Grupo Corporativo, sus subsidiarias, afiliadas, sucursales, oficinas de representación, accionistas, directores, funcionarios, agentes y representantes con respecto a cualquier demanda o reclamación que pudiera surgir.
Notifications
Securities Law Information. Any RSUs offered under the Plan and the Shares underlying the RSUs have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Notice of Grant, the Agreement and any other document relating to any RSUs may not be publicly distributed in Mexico. These materials are addressed to the Participant only because of his or her existing relationship with the Company or another member of the Company Group, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are Service Providers of the Company or another member of the Company Group, made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
There are no country-specific provisions.
NEW ZEALAND
Notifications
Securities Law Information. Warning: This is an offer of rights to receive Shares upon vesting of the RSUs subject to the terms of the Agreement, the Notice of Grant and the Plan. Shares, if issued, will give the Participant a stake in the ownership of the Company. In that case, the Participant could receive a return if the Company becomes more valuable, and the Participant may also receive dividends if paid on the Shares.
If the Company runs into financial difficulties and is wound up, the Participant as a stockholder will be paid only after all creditors have been paid. The Participant may lose some or all of his or her investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment, if any.
The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing to participate in the Plan.
The Shares are currently traded on the New York Stock Exchange under the ticker symbol “NET” and Shares acquired under the Plan may be sold through this exchange. The Participant may end up selling the Shares at a price that is lower than the value of the Shares when the Participant acquired them. The price will depend on the demand for the Shares.
For information on risk factors impacting the Company’s business that may affect the value of the Shares, the Participant should refer to the risk factors discussion on the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the SEC and are available online at www.sec.gov, as well as on the Company’s website at https://cloudflare.net/financials/sec-filings/default.aspx.

POLAND
Notifications
Exchange Control Information. If the Participant holds foreign securities (including Shares) and/or maintains accounts abroad, the Participant may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash held in such foreign accounts (when combined with all other assets possessed abroad) exceeds PLN7,000,000, the Participant must file a report on the transactions and balances of the accounts on a quarterly basis.
Further, if the Participant transfers funds in excess of €15,000 into or out of Poland in connection with the sale of Shares or the receipt of dividends, the funds must be transferred via a bank account in Poland. If the Participant transfers funds into or out of Poland in excess of PLN 15,000 in connection with the business activity as an entrepreneur, the funds should be transferred via a bank account in Poland for tax deduction purposes. The Participant is required to retain the documents connected with a foreign exchange transaction for a period of five years, as measured from the end of the year in which such transaction occurred.
PORTUGAL
Terms and Conditions
Language Consent. The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and freely accepted and agreed with the terms and conditions established in the Plan and the Agreement.
Conhecimento da Língua.  Pela presente, o Participante declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Agreement em inglés).
Notifications
Exchange Control Notification. If the Participant is a resident of Portugal and he or she receives Shares, the acquisition of such Shares should be reported to the Banco de Portugal for statistical purposes. If the Shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report to the Banco de Portugal. If the Shares are not deposited with a commercial bank, broker or financial intermediary in Portugal, the Participant will be responsible for submitting the report to the Banco de Portugal.
SINGAPORE
Terms and Conditions
Restriction on Sale. The Participant hereby agrees that any Shares acquired under the Plan will not be offered for sale in Singapore prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to one or more exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”).
Notifications
Securities Law Information. The grant of RSUs under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, on which basis it is exempt from the prospectus and registration requirements and is not made with a view to the underlying Shares being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement. If the Participant is a director (including an alternate, substitute or shadow Director) of a Singapore member of the Company Group, the Participant must notify the Singapore member of the Company group in writing of an interest (e.g., RSUs, Shares, etc.) in the Company or any member of the Company Group within two business days of (i) acquiring or disposing of such interest, (ii) any change in a previously disclosed interest (e.g., sale of Shares), or (iii) becoming a director.
SWEDEN
Terms and Conditions
Responsibility for Taxes. The following provision supplements Section 7 of the Terms and Conditions of Restricted Stock Unit Award:
Without limiting the Company’s and the Service Recipient’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 7 of the Terms and Conditions of Restricted Stock Unit Award, in accepting the RSU award, the Participant authorizes the Company and/or the Service Recipient to withhold Shares that otherwise would be issued to the Participant upon payment of the vested RSUs or withhold from proceeds of the sale of Shares acquired upon payment of the vested RSUs through a voluntary sale or a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), regardless of whether the Company and/or the Service Recipient has an obligation to withhold such Tax-Related Items.
SWITZERLAND
Notifications
Securities Law Information. Neither the Agreement nor any other materials relating to the RSUs (1) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (2) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than a Service Provider, or (3) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.
UNITED ARAB EMIRATES
Terms and Conditions
Nature of Grant. The following provision supplements Section 10 of the Terms and Conditions of Restricted Stock Unit Award:
The Participant acknowledges that the RSUs and related benefits do not constitute a component of the Participant’s “wages” for any legal purpose. Therefore, the RSUs and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, such as social insurance contributions and/or any other labor-related amounts that may be payable.
Notifications
Securities Law Information. Participation in the Plan is being offered only to eligible employees as determined under the Plan, and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. The Participant understands prospective acquirers of the securities offered should conduct their own due diligence on the securities. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development (1) has approved the Plan or the Agreement, (2) has taken steps to verify the information set out therein, or (3) has any responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Responsibility for Taxes. The following provisions supplement Section 7 of the Terms and Conditions of Restricted Stock Unit Award:
Without limitation to Section 7 of the Terms and Conditions of Restricted Stock Unit Award, the Participant hereby agrees that he or she is liable for any Tax-Related Items and hereby covenants to pay such Tax-Related Items, as and when requested by the Company, the Service Recipient or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also hereby agrees to indemnify and keep indemnified the Company or the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply in case the indemnification is viewed as a loan. In this case, the amount of any income tax not collected within 90 days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Items occurs may constitute an additional benefit to the Participant, on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Service Recipient for any employee NICs due on this additional benefit, which may be recovered from the Participant by the Company or the Service Recipient by any of the means referred to in Section 7 of the Terms and Conditions of Restricted Stock Unit Award.
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APPENDIX 1
PERFORMANCE AND VESTING TERMS
This award of RSUs and all or a portion of the Number of RSUs Granted subject to this award shall (a) become eligible to vest upon the satisfaction of Stock Price Goals as described in more detail below (the “Performance Goals”), and (b) vest if the Participant remains a Service Provider on the related Certification Date(s) and through the applicable Time-Based Vesting Date, except as otherwise provided herein. Defined terms used, but not defined, in the Notice of Grant, the Agreement or the Plan, shall have the meanings ascribed to them in Appendix I.
A.Tranches. This award of RSUs is divided into six (6) vesting tranches (each, a “Tranche”). Each Tranche is numbered from 1 through 6, as set forth in Table 1 below, with each Tranche representing a portion of this award and covering a number of Shares specified next to the applicable Tranche number in Table 1 below (with respect to each Tranche, the “Tranche Shares”). As described in additional detail below, if the Stock Price Goal applicable to a Tranche is achieved within the Performance Period, then the Tranche Shares related to such Tranche shall become Eligible Shares, with the resulting Eligible Shares eligible to vest as set forth in Section C.4 below. Eligible Shares shall be determined separately with respect to each Tranche. No Tranche Share may become an Eligible Share more than one (1) time.
Table 1

Tranche Number	Number of Tranche Shares *	Stock Price Goals*
1	[12.5% of Number of RSUs Granted]	$156.00
2	[12.5% of Number of RSUs Granted]	$203.00
3	[12.5% of Number of RSUs Granted]	$263.00
4	[12.5% of Number of RSUs Granted]	$343.00
5	[25% of Number of RSUs Granted]	$446.00
6	[25% of Number of RSUs Granted]	$579.00
*Number of Tranche Shares is subject to adjustments pursuant to Section 12(a) of the Plan; the Stock Price Goals are subject to adjustment pursuant to Section C.2.(b).
B.Maximum Number of Shares That May Vest. Subject to any adjustments pursuant to Section 12(a) of the Plan, the maximum number of Tranche Shares subject to a Tranche that may vest is equal to one hundred percent (100%) of such Tranche’s Tranche Shares, and the maximum number of RSUs subject to this award that may vest is equal to the Number of RSUs Granted as set forth above in this Notice of Grant.
C.Vesting. The vesting of the Tranches will be subject to both (1) the achievement of the Performance Goals and (2) the Participant’s continuing to be a Service Provider on the related Certification Date(s) and through the applicable Time-Based Vesting Date, in each case as described in this Section C., subject to Section E. in connection with a Change in Control.
1.Performance Period. The period during which the Stock Price Goal applicable to a Tranche may be achieved begins with the Grant Date and ends on the Performance Period End Date (the “Performance Period”). If the Termination Date occurs before the Performance Period End Date, then, except to the extent provided in Section E. below, the Performance Period will terminate as of the Termination Date and no RSUs subject to this award may vest based on any achievement of the Performance Goals that occurs after the

Termination Date. Further, for clarity, RSUs subject to this award may become eligible to vest, and may vest, only while this award (or applicable portion thereof) remains outstanding.
2.Stock Price Goals.
a.Generally. Subject to Section E. below, for a Tranche to become eligible to vest, the Company must achieve a VWAP Price equal to at least the Stock Price Goal amount set forth opposite such Tranche in Table 1 above (each, a “Stock Price Goal”). If the Company achieves the Stock Price Goal applicable to a Tranche (an “Achieved Tranche”), then the number of Tranche Shares that become eligible to vest will equal the Tranche Shares corresponding to such Tranche (and any Tranche Shares for a lower-numbered Tranche that did not previously vest). The resulting number of Tranche Shares that become eligible to vest are referred to herein as “Eligible Shares”. The Stock Price Goal applicable to a Tranche may be achieved only once during the Performance Period, and accordingly, any achievement of an Achieved Tranche’s Stock Price Goal after such Stock Price Goal already has been achieved during the Performance Period will not result in any additional Tranche Shares becoming Eligible Shares, or vesting, with respect to such Achieved Tranche. For the avoidance of doubt, more than one Tranche may become an Achieved Tranche at the same time, if the applicable Stock Price Goals for the applicable Tranches are achieved (to the extent not previously achieved).
b.Certain Adjustments. In the event that any extraordinary dividend or other extraordinary distribution (whether in cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire securities of the Company, other change in the corporate structure of the Company affecting the Shares, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any of its successors) affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this award, will make appropriate adjustments to the Stock Price Goal(s) set forth in Table 1 above to the extent such Stock Price Goal(s) have not yet been achieved. Notwithstanding the foregoing, the conversion of any convertible securities of the Company and ordinary course repurchases of shares or other securities of the Company will not be treated as an event that will require adjustment under this Section C.2.(b).
3.Certification of Performance. The Administrator periodically will determine and certify in writing (a “Certification”) whether the Company has achieved any of the Stock Price Goals, the applicable Stock Price Achievement Date, and any Eligible Shares. The date of each such certification is a “Certification Date.” In addition, the Participant, from time to time (but not more than twice per fiscal quarter of the Company) during the Performance Period, also may make requests that the Administrator complete a Certification. Upon such written request by the Participant, the Administrator will complete a Certification within fifteen (15) days of the date of receipt of the Participant’s written request. As noted above, no RSUs subject to this award may vest based on any achievement of the Performance Goals that occurs after the Termination Date. Without limiting the foregoing and to the extent any Tranche is then outstanding and unvested, the Administrator will complete at least one Certification within the thirty (30)-day period beginning sixty (60) days prior to the Performance Period End Date and further, to the extent reasonably possible that the Company may achieve any Stock Price Goals not yet achieved by such time, in each of the last ten (10) consecutive Trading Days ending with the Performance Period End Date.
4.Time-Based Vesting Schedule – Continued Service Provider Status Through Vesting Date. Time-based vesting will apply on a Tranche-by-Tranche basis. Subject to Section E., one-sixth (1/6th) of the total number of Tranche Shares subject to the applicable Tranche of the award will meet the time-based vesting requirements on each Quarterly Vesting Date on or following the Certification Date on which such Tranche first became an Achieved Tranche (each, a “Time-Based Vesting Date”), subject to the Participant remaining a Service Provider through the applicable Time-Based Vesting Date (such requirements, the “Time-Based Requirements”). For the avoidance of doubt, subject to Section E., Tranche Shares subject to an Achieved Tranche will only become vested and exercisable if the Time-Based Requirements of this Section C.4 have been met with respect to such Shares.
5.Forfeiture. Subject to Section E., the RSUs and the applicable Tranche Shares subject to this award will forfeit, and the Participant no longer will have any rights to vest in or to acquire such Shares under this award, as follows (on the earliest to occur on the applicable event or date):
a.Subject to Section E., in the event of the cessation of Participant’s status as a Service Provider, any Tranche Shares subject to this award for which the applicable Stock Price Goal has not been achieved and which have not yet become Eligible Shares shall automatically be forfeited (i) in the event of the cessation of Participant’s status as a Service Provider is due to any reason other than Participant’s death or Disability, upon such cessation of Participant’s status as a Service Provider, and (ii) in the event of the cessation of Participant’s status as a Service Provider is due to Participant’s death or Disability, upon the 30th day following the Termination Date (or any earlier date on or following the Termination Date determined by the Administrator).
b.Subject to Section C.3. and Section E., in the event of the cessation of Participant’s status as a Service Provider, any Tranche Shares subject to this award for which the applicable Time-Based Requirements have not been achieved shall automatically be forfeited (i) in the event of the cessation of Participant’s status as a Service Provider is due to any reason other than Participant’s death or Disability, upon such cessation of Participant’s status as a Service Provider, and (ii) in the event of the cessation of Participant’s status as a Service Provider is due to Participant’s death or Disability, upon the 30th day following the Termination Date (or any earlier date on or following the Termination Date determined by the Administrator).
c.100% of the Tranche Shares that have not become Eligible Shares as of the Performance Period End Date will be immediately forfeited on the Performance Period End Date at the time on such date that is consistent with the Company’s practices then in effect with respect to the expiration of RSU awards
d.As and to the extent provided under Section E.3. below.
D.[Reserved]
E.Change in Control. In the event of the first Change in Control to occur following the Grant Date and that occurs during the Performance Period, the following terms of this Section E. will apply.
1.Shortened Performance Period and Measurement of Stock Price Goals Based on CIC Price; Final Certifications. The Administrator will determine, in good faith, whether an event (or series of events) constitutes a Change in Control. The Performance Period will be shortened to end upon the completion of the Change in Control (the “Shortened Performance Period”). During the period beginning upon the earlier of (i) the execution of the definitive agreement addressing the transactions that would give rise to the Change in Control or (ii)  the public announcement of a transaction or series of transactions that, if completed, would give rise to a Change in Control (such date, the “Change in Control Announcement Date”) and ending upon the earlier of the end of the Shortened Performance Period or the “Change in Control Termination Date” (as defined below) (the “VWAP Pause Period”), no additional Tranche shall become an Achieved Tranche based on the VWAP Price. Instead, during the VWAP Pause Period, achievement of the Stock Price Goals (to the extent not previously achieved) may only occur upon the end of the Shortened Performance Period at the completion of the Change in Control and will be measured based on the CIC Price rather than the VWAP Price, such that, subject to the linear interpolation provisions of this Section E., for a Stock Price Goal to be achieved and the related Tranche to become an Achieved Tranche, the Company must achieve a CIC Price equal to at least the Stock Price Goal amount set forth opposite such Tranche in Table 1 above. Prior to the Change in Control, the Administrator will complete a final Certification for such Shortened Performance Period, which Certification will include a determination with respect to whether the Company will have achieved, upon the completion of the Change in Control, any Stock Price Goals based on the CIC Price and which Certification will be contingent upon the consummation of the Change in Control (the “CIC Certification”). If the sale or other arrangements that give rise to the Change in Control Announcement Date are terminated by their terms or otherwise withdrawn, as applicable (such date of termination or withdrawal, the “Change in Control Termination Date”), the VWAP Pause Period will end and the regular Performance Period will resume, and the calculation for the VWAP Price shall re-commence beginning with the first day following the Change in Control Termination Date (with no credit toward the Stock Price Goals provided for any VWAP Price achieved during the VWAP Pause Period).
a.Linear Interpolation for CIC Certification. If (i) the Company achieves a CIC Price that is less than a Stock Price Goal amount applicable to a Tranche that has not yet become an Achieved Tranche, but (ii) the CIC Price is greater than the next highest Stock Price Goal amount that is less than the Stock Price Goal amount described in clause (i), then a number of Tranche Shares subject to the Tranche subject to the Stock Price Goal amount described in clause (i) nonetheless will be considered to have achieved the Stock Price Goal (the “Partially Achieved Goal”) by applying the formula of ((A) / (B))* (C), with the result rounded down to the nearest whole Share, where “(A)” equals the amount by which the CIC Price exceeds the Stock Price Goal for the highest Stock Price Goal fully achieved by the CIC Price; “(B)” equals the difference between the Stock Price Goal for the Tranche described in clause (i) and the Stock Price Goal for the highest Stock Price Goal fully achieved by the CIC Price, and “(C)” equals the total number of Shares subject to the Tranche described in clause (i). Such resulting number of Tranche Shares will be considered Eligible Shares.
b.1Linear Interpolation Example for Change in Control. As an example, assume that a Change in Control occurs both while this award remains outstanding and the Participant remains a Service Provider, the Company achieves a CIC Price of $275.00, and the Company previously achieved the Stock Price Goals for Tranche 1 but not the Stock Price Goal for Tranches 2 through 6 pursuant to the Certifications through and inclusive of the final Certification. Pursuant to the CIC Certification, the Stock Price Goal for Tranches 2 through 3 will be considered fully achieved and the [_______] Tranche Shares subject to Tranches 2 through 3 will be Eligible Shares and the Stock Price Goal for Tranche 4 will be considered a Partially Achieved Goal and as a result, [_______] Tranche Shares subject to Tranche 4 will be Eligible Shares.
2.Waiver of Time-Based Vesting in Connection with CIC. As of immediately prior to the Change in Control, the Time-Based Requirements of Section C.4 automatically will be waived such that, subject to the Participant’s remaining a Service Provider through immediately prior to the Change in Control, all Eligible Shares will vest as of immediately prior to the Change in Control.
3.Forfeiture. Section 13(e) of the Plan shall not apply to this award. Any RSUs subject to this award that have not vested as of immediately prior to the Change in Control (after giving effect to Sections E.1. and E.2.) will be forfeited as of immediately prior to the Change in Control and will not be eligible for any vesting or payment of any consideration in respect thereof as a result of the completion of the Change in Control. For the avoidance of doubt, this constitutes an explicit statement for purposes of Section 1 of Exhibit A to this Agreement that the provisions of this Section E.3. will take precedence and prevail over Section 13(e) of the Plan.
F.Company Leave of Absence Policy Applicable to Time-Based Requirements. The award will remain eligible to satisfy the Performance Goals during any leave of absence taken by the Participant that is approved by the Administrator, subject to the Participant remaining a Service Provider during such leave of absence. However, the ability to satisfy the Time-Based Requirements will be tolled during such leave of absence in accordance with the stock award-related provisions of any Company leave of absence policy in effect at the time of and during the Participant’s leave of absence. The Administrator will determine, in good faith, whether to approve any leave of absence by the Participant, the date on which the Participant stops actively providing services and whether a Participant may still be considered to be a Service Provider while on a leave of absence. For the avoidance of doubt, this constitutes an explicit statement for purposes of Section 1 of Exhibit A to this Agreement that the provisions of this Section F. will, to the extent provided herein, take precedence and prevail over any provisions of the Plan or any Company leave of absence policy related to the impact of a leave of absence on stock awards.
1 NTD: Example to be updated for each award based on Number of RSUs Subject to award.

G.Change in Control Severance Policy Not Applicable. Notwithstanding anything to the contrary in the Company’s Change in Control and Severance Policy or Participant’s Participant Agreement thereunder (together, the “CIC and Severance Policy/Agreement”), no portion of the award (whether or not Eligible Shares) shall at any time be deemed to be a “Time-Based Equity Award” under the CIC and Severance Policy/Agreement or otherwise be subject to any acceleration of vesting provisions of the CIC and Severance Policy/Agreement. For the avoidance of doubt, this constitutes an explicit statement for purposes of Section 1 of Exhibit A to this Agreement that the provisions of this Section G. will take precedence and prevail over any provisions of the CIC and Severance Policy/Agreement as they otherwise could affect the vesting of this award.
H.Definitions.
a.“Change in Control” has the meaning ascribed to it in the Plan; provided, however, a Change in Control will not be deemed to have occurred by virtue of (1) any acquisition of additional securities of the Company or voting power with respect thereto by any or some combination of the members of the Excluded Group after the Grant Date, including as a result of a Permitted Transfer (as defined in the COI) or in connection with a transaction or issuance (including pursuant to outstanding equity-based awards) or any other transaction approved by the Board or a Committee thereof, or (2) any acquisition or disposition of shares of Class B Common Stock by one or more members of the Excluded Group or change in the total voting power of the capital stock of the Company held by one or more members of the Excluded Group as a result of (x) the conversion of any shares of Common Stock into shares of Class B Common Stock, (y) the conversion of any shares of Class B Common Stock into shares of Common Stock or (z) any change in the voting power of the holders of the Class B Common Stock, including solely as a result of any decrease in the total number of shares of capital stock or of any series of class thereof, as applicable, outstanding, and, in the case of clause (2) other than any disposition of shares of Class B Common Stock by one or more members of the Excluded Group or change in the total voting power of the capital stock of the Company that, in either case, occurs in connection with a transaction or series of related transactions in which the Majority of the Minority disposes of shares of the Company’s capital stock and such transaction or series of related transactions would otherwise constitute a Change in Control (as defined in the Plan).
b.“CIC Price” means the amount of cash and the value of any securities or other property paid to the holders of Shares as consideration for their Shares in a Change in Control, on a per Share basis (and in the case of a Change in Control that is described in clause (iii) of Section 20(e) of the Plan, any additional consideration paid to the Company but not to the holders of Shares, on a per Share basis, treating such additional consideration as if such amounts instead had been paid to the holders of Shares), as reasonably determined in good faith by the Administrator, in its sole discretion.
c.“Closing Price” means the closing sales price of a Share during regular trading hours on the Primary Exchange on a Trading Day, as reported on the Primary Exchange or such other source as the Administrator determines to be reliable.
d.“COI” means the Company’s Amended and Restated Certificate of Incorporation, effective as of September 17, 2019, as hereinafter may be amended.
e.“Daily Total Dollar Volume” means the product of (a) the Closing Price of the Common Stock on a given Trading Day multiplied by (b) the corresponding Trading Day’s trading volume of the Common Stock, in each case, as reported on the Primary Exchange or such other source as the Administrator determines to be reliable.
f.“Excluded Group” means the Excluded Parties or any of their respective Permitted Entities or Family Members, or any “group” that includes any of the Excluded Parties or their Permitted Entities or Family Members
g.“Excluded Parties” has the definition set forth in the COI.

h.“Family Member” has the definition set forth in the COI.
i.“Majority of the Minority” means, as of any date, the holders of a majority of the voting power of all issued and outstanding shares of the Company’s Class A common stock and the Company’s Class B common stock entitled to vote on the applicable matter as of the record date for such vote and voting as a single class (excluding those shares of Class A common stock and Class B common stock owned of record or beneficially, directly or indirectly, by (a) members of the Excluded Group and (b) members of the Non-Founder Award Group (together, the shares represented by (a) – (b), the “Excluded Shares”)).
j.“Non-Founder Award Group” means each named executive officer of the Company and other employee of the Company that was awarded a performance-based option grant under the Plan effective as of February 14, 2022, or any of their respective Permitted Entities or Family Members.
k.“Permitted Entities” has the definition set forth in the COI.
l.“Primary Exchange” means The New York Stock Exchange or such other established securities exchange, national market system, or other trading platform, on which Shares primarily are listed and regularly trade.
m.“Quarterly Vesting Dates” means February 15, May 15, August 15 and November 15 of each calendar year (and each such date, a “Quarterly Vesting Date”).
n.“Stock Price Achievement Date” means the date that the Company achieves the Stock Price Goal for the applicable Tranche.
o.“Trading Day” means a day that both (i) the Primary Exchange is open for trading and (ii) Shares are traded during the Primary Exchange’s regular trading hours on such day.
p.“Termination Date” means the Termination of Status Date (as defined in the Plan).
q.“Volume Weighted Average Price” or “VWAP” means the quotient of (a) the sum of the Daily Total Dollar Volume for the number of Trading Days in the designated calendar day period divided by (b) the sum of the total share trading volume of the Common Stock as reported on the Primary Exchange or such other source as the Administrator determines to be reliable for the number of Trading Days in the designated calendar day period.
r.“VWAP Price” means the Volume Weighted Average Price for ninety (90) consecutive calendar days, with each calendar day in such period occurring during the Performance Period.
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